AGREEMENT FOR MANAGEMENT SERVICES

AGREEMENT made and entered into as of this first day of September, 2005 (the "Agreement"), by and between Freshly Pressed Enterprises Inc., (the "Company") with its principal offices at 902 - 1022 Nelson Street, Vancouver, B.C., V6E 4S7, and Greg McAdam (the "Consultant").

Whereas, the Company is in the business of buying, selling and shipping reclaimed textiles throughout the world.

Whereas, the Consultant is in the business of providing business advice and management services to companies and the Company believes such experience is in its best interest to utilize, and

Whereas, the Company formally desires to engage Consultant to continue to provide such services in accordance with the terms and conditions hereinafter set forth;

Now, therefore, the Company and Consultant agree as follows:

1. Engagement. The Company agrees to engage Consultant and Consultant agrees to provide business advice and management services to the Company and to act as a director of, and as the President and Secretary of, the Company (collectively, the “Services”).

2. Term. The term of this agreement shall commence on the date hereof and shall continue for a period of one year.

3. Services. In providing the Services to the Company, the Company shall render advice and assistance to the Company on all business matters, including, but not limited to, the following:

(a) managing, supervising and coordinating the daily business operations of the Company;

(b) advising the Company with respect to on-going strategic corporate planning, creating projections and long term corporate development policies;

(c) advising and assisting the Company in identifying, studying and evaluating acquisition, joint venture, partnerships and strategic alliances including the preparation of economic analysis of proposals, reports, outlines and studies thereon when advisable, and assisting in negotiations and discussions pertaining thereto;

(d) assisting the Company in obtaining technical and advisory assistance from other professionals where necessary or advisable;

(e) advising and assisting the Company in the identification and selection of additional staff, employees and professional advisors and assist the Company in the evaluation, redeployment and/or retention of existing employees; and

(f) assisting in the creation of accounting and financial systems.

4. Compensation. The Company agrees to pay Consultant a sum of $2,900 Cdn for the month of September, 2005, and $2,800 Cdn per month thereafter, for the term of the Agreement.

5. Best Efforts Basis. Consultant agrees that he will at all times use his best efforts to advance the interests of the Company and will act faithfully and industriously and, to the best of his experience, ability and talents, perform the Services. Consultant further covenants and agrees with the Company that he will not engage in any activities that would bring the Company’s reputation into disrepute and that he will at all times act in the best interests of the Company. The Company specifically acknowledges and agrees, however, that the services to be rendered by Consultant shal1 be conducted on a "best-efforts" basis and Consultant has not, cannot and does not guarantee that his efforts will have any impact on the Company's business or that any subsequent corporate improvement will result from his efforts.

6. Non-Exclusive Services. Subject to Section 5 hereof, the Company understands that Consultant is currently providing certain advisory and business development services to other individuals and entities and agrees that Consultant is not prevented or barred from rendering services of the same nature or a similar nature to any other individuals or entities.

7. Consultant Not an Employee. Consultant acknowledges and agrees with the Company that he will at all times be an independent contractor and shall not at any time be or be deemed to be an employee of the Company.

8. Representations and Warranties of the Company. The Company represents and warrants to Consultant, each such representation and warranty being deemed to be material, that:

(a) The Company will cooperate fully and timely with Consultant to enable Consultant to perform his obligations under this Agreement;

(b)The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation nor it will violate any provision of the organizational documents of the Company or any contractual obligation by which the Company may be bound; and

(c) Because Consultant will rely upon information being supplied it by the Company, all such information shall be true, accurate, complete and not misleading, in all material respects.

9. Representations and Warranties of Consultant. Consultant represents and warrants to the Company, each such representation and warranty being deemed to be material, that:

(a) He has full power and authority to enter into this Agreement, to enter into a consulting relationship with the Company and to otherwise perform this Agreement and the Services in the time and manner contemplated;

(b) He has the requisite skill and experience to perform the Services and to carry out and fulfill his duties and obligations hereunder;

10. Confidentiality. Until such time as the same may become publicly known, Consultant agrees that any information provided it by the Company, of a confidential nature will not be revealed or disclosed to any person or entities, except in the performance of this Agreement and the Services, and upon completion of the term of this Agreement and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant will, where it deems necessary, require confidentiality agreements from any associated persons where it reasonably believes they will come in contact with confidential material.

11. Notice. All notices, requests, demands and other communications provided for by this Agreement shall, where practical, be in writing and shall be deemed to have been given when mailed at any general or branch Canada Post office enclosed in a certified post-paid envelope and addressed to the address of the respective party first above stated. Any notice of change of address shall only be effective however, when received.

12. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, its successors, and assigns, including, without limitation, any corporation which may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged and Consultant and his heirs and administrators.

Consultant agrees that it will not sell, assign, transfer, convey, pledge or encumber this Agreement or his right, title or interest herein, without the prior written consent of the Company, this Agreement being intended to secure the personal services of Consultant.

13. Termination. Consultant agrees that the Company may terminate this Agreement at any time by providing prior written notice of termination to Consultant. Any notice of termination shall only be effective however, when received.

The Company agrees that Consultant may terminate this Agreement at any time by providing prior written notice of termination to the Company. Any notice of termination shall only be effective however, when received.

14. Applicable Law. This Agreement shall be deemed to be a contract made under the laws of the Province of British Columbia, and for all purposes shall be construed in accordance with the laws of said province.

15. Other Agreements. This Agreement supersedes all prior understandings and agreements between the parties. This Agreement may not be amended orally, but only by a writing signed by the parties hereto.

16. Non-Waiver. No delay or failure by either party in exercising any right under this Agreement, and no partial or single exercise of that right shall constitutes a waiver of that or any other right.

17. Heading. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

In Witness Whereof, the parties hereto have executed this Agreement the day and year first above written.

Freshly Pressed Enterprises, Inc.

By      /s/ Greg McAdam_______________
Greg McAdam, President

Consultant

By     /s/ Greg McAdam_______________
Greg McAdam